Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Regentis Biomaterials Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)(2)(3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares, NIS 0.01 par value per share	Rule 457(o)			$11,500,000	0.00015310	$1,760.65
Fees to Be Paid	Other	Representative’s warrants (4)	Rule 457(o) Rule 457(g)
Fees to Be Paid	Equity	Ordinary shares upon exercise of Representative’s warrants (5)	Rule 457(o) Rule 457(g)			575,000	0.00015310	88.04
	Total Offering Amounts					$12,075,000		$1,848.69
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$1,848.69

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares par value NIS 0.01, registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.

(3)	Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

(4)	In accordance with Rule 457(g) under the Securities Act, because the ordinary shares of the registrant underlying the Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is equal to 125% of $460,000 (which is equal to 5% of $11,500,000).